Exhibit 4.2
EXECUTION VERSION
FOURTH SUPPLEMENTAL INDENTURE
     FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of May 16, 2007.
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).
     WHEREAS VeraSun Energy Corporation, a South Dakota corporation, as issuer (the “Issuer”), VeraSun Aurora Corporation, a South Dakota corporation, VeraSun Fort Dodge, LLC, a Delaware limited liability company, VeraSun Charles City, LLC, a Delaware limited liability company, VeraSun Marketing, LLC, a Delaware limited liability company, VeraSun Welcome, LLC, a Delaware limited liability company, VeraSun Hartley, LLC, a Delaware limited liability company, VeraSun Granite City, LLC, a Delaware limited liability company and VeraSun Reynolds, LLC, a Delaware limited liability company, as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as trustee, are parties to an Indenture dated as of December 21, 2005 (as supplemented by the First Supplemental Indenture dated as of May 4, 2006, the Second Supplemental Indenture dated as of August 21, 2006 and the Third Supplemental Indenture dated as of February 9, 2007, and as may be further amended or supplemented from time to time, the “Indenture”), relating to the Company’s 9 7/8% Senior Secured Notes due 2012 (the “Notes”).
     WHEREAS Section 9.1(5) of the Indenture allows the Issuer to add a Subsidiary Guarantor without notice or consent of any Holder.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:
     1.1 New Subsidiary Guarantor. By executing this Fourth Supplemental Indenture and the Note Guarantees referred to in Section 1.2 hereof, VeraSun Biodiesel, LLC, a Delaware limited liability company (“VeraSun Biodiesel”), hereby agrees to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article XII of the Indenture and the Note Guarantees.
     1.2 Note Guarantee. VeraSun Biodiesel has duly executed and hereby delivers to the Trustee a Note Guarantee with respect to its obligations as a Subsidiary Guarantor under the Indenture. From and after the date hereof, VeraSun Biodiesel shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

     IN WITNESS WHEREOF, the undersigned have cause this Fourth Supplemental Indenture to be duly executed as of the date first written above.

VERASUN ENERGY CORPORATION, as Issuer
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN AURORA CORPORATION, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN FORT DODGE, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN CHARLES CITY, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN MARKETING, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

Supplemental Indenture

VERASUN WELCOME, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN HARTLEY, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN GRANITE CITY, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN REYNOLDS, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

VERASUN BIODIESEL, LLC, as Guarantor
By:	/s/ Danny C. Herron
	Name:	Danny C. Herron
	Title:	Senior Vice President and Chief Financial Officer

Supplemental Indenture

WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Vice President

Supplemental Indenture